UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2017 (May 25, 2017)

Micron Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of Incorporation or organization)	1-9731 (Commission File Number)	72-0925679 (I.R.S. Employer Identification Number)

25 Sawyer Passway

Fitchburg, MA 01420

(Address of principal executive offices and zip code)

(978) 345-5000

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 25, 2017,  Micron Solutions, Inc. (the “Company”) conducted its annual meeting of stockholders (the “Annual Meeting”). The matters submitted to stockholders were: (1) the re-election of Mr. Jason R. Chambers and Mr. Robert A. Mello as Class I directors (terms expiring at the 2020 annual meeting), (2) the approval of the non-binding advisory vote on executive compensation ("say-on-pay"), (3) the ratification of the appointment of Wolf and Company, P.C. as the Company's independent registered public accounting firm, and (4) the authorization to adjourn the Annual Meeting to a later date or dates, if necessary, to allow time for further solicitation of proxies, in the event there are insufficient votes present in person or represented by proxy at the Annual Meeting to approve the proposals.

Each of the proposals submitted to stockholders was adopted with the following votes:

(1) To re-elect two Class I directors to hold office for three years until the 2020 annual meeting and until their successors are duly elected and qualified:

Nominees	Votes For	Votes Withheld	Broker Non-Votes
Mr. Jason R. Chambers	715,355	162,725	1,736,464
Mr. Robert A. Mello	715,632	162,448	1,736,464

(2) To approve a non-binding advisory vote on executive compensation ("say-on-pay"):

Votes For	Votes Against	Abstain	Broker Non-Votes
704,441	169,444	4,195	1,736,464

(3) To ratify the appointment of Wolf & Co., P.C. as the Company's independent registered public accounting firm:

Votes For	Votes Against	Abstain
2,612,184	1.014	1,346

(4) Authorization to adjourn the Annual Meeting:

Votes For	Votes Against	Abstain
2,302,608	310,142	1,794

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated:  May 31, 2017

MICRON SOLUTIONS, INC.

By: /s/ Derek T. Welch

          Derek T. Welch

Chi                                                                                                                                          Chief Financial Officer